Exhibit 10.34

THE IOWA STATE BAR ASSOCIATION Official Form No. 164	Christopher L. Farwell ISBA # 9191	FOR THE LEGAL EFFECT OF THE USE OF THIS FORM, CONSULT YOUR LAWYER

Preparer Information	Christopher L. Farwell, 343 5th Avenue South, Clinton, (563) 242-6162
	Individual’s Name	Street Address	City	Phone

SPACE ABOVE THIS LINE
FOR RECORDER

[LOGO]

LEASE - BUSINESS PROPERTY

THIS LEASE AGREEMENT, is entered into this 11th day of March, 2004 by Clinton Base Company, L.L.C.

(“Landlord”) whose address for the purpose of this lease is 1003 31st Avenue, Camanche, Iowa 52730 and
(Street and Number)	(City)	(State)	(Zip Code)

Moulded Fibre Technology, Inc.

(“Tenant”) whose address for the purpose of this lease is 1521 Windsor Drive, Clinton, Iowa 52732
(Street and Number)	(City)	(State)	(Zip Code)

1. PREMISES AND TERM.  The Landlord, in consideration of the rents, agreements and conditions herein contained, leases to Tenant and Tenant leases from Landlord, according to the terms and provisions of this lease, the following described “premises”, situated in Clinton County, Iowa:

Lot 4, Manufacturing Meadows III 1st Addition, Clinton, Iowa, and also the East 35 feet of Lot 3, Manufacturing Meadows III 1st Addition, Clinton, Iowa

with the improvements thereon, and all rights, easements and appurtenances, existing or to be constructed, for a term of (ten) 10 years, commencing at midnight of the day previous to the first day of the lease term, which shall be on the             day of                  , 2004 and ending at midnight on the last day of the lease term, which shall be on the               day of                  , 2014, upon the condition that the Tenant pays rent thereof, and otherwise performs as in this lease provided.

2. RENTAL. Tenant agrees to pay to Landlord as rental for said term, as follows:  See Addendum

All sums shall be paid at the address of Landlord, as above designated, or at such other place as the Landlord may, from time to time, designate in writing.

Delinquent payments shall draw interest at (seven) 7% per annum from the due date, until paid.

© The Iowa State Bar Association 2003	164 LEASE - BUSINESS PROPERTY
IOWADOCS®	Revised January, 1999

2(2). “TRIPLE NET” PROVISION. (OPTIONAL)

?? INITIAL IF APPLICABLE

Applicable

Tenant agrees that all duties and obligations to repair, maintain and provide utilities and services (paragraphs 6 and 7). In pay taxes and special assessments (paragraph 10) and to pay for casualty and liability insurance (paragraph 11) shall be borne solely by Tenant during the term of this lease.  (If the parties select this provision, all duties and obligations set forth in paragraphs 6, 7, and 10 shall be performed by the Tenant)(except to the extent stated in paragraphs 6(G) and 6 (H)).

Landlord
Applcable
Tenant

3. POSSESSION.  Tenant shall be entitled to possession on the first day of the term of this lease, and shall yield possession to the Landlord at the end of the lease term, except as herein otherwise expressly provided.

4. USE OF PREMISES.  Tenant covenants and agrees during the term of this lease to use and to occupy the leased premises only for any legal use and occupancy

5. QUIET ENJOYMENT.  Landlord covenants that its estate in the premises is in fee simple and that the Tenant, if not in default, shall peaceably have, hold and enjoy the premises for the term of this lease.  Landlord shall have the right to mortgage all of its right, title, interest in said premises at any time without notice, subject to this lease.

6. EQUIPMENT, DECORATING, REPLACEMENT, REPAIR AND MAINTENANCE.

DEFINITIONS

“Maintain” means to clean and keep in good condition.

“Repair” means to fix and restore to good condition after damage, deterioration or partial destruction.

CONDITION OF PREMISES

A. Tenant takes the premises in its present condition, except for such repairs and alterations as may be expressly otherwise provided in this lease.

REPAIRS AND MAINTENANCE

B. Landlord shall replace and repair the structural parts of the building.  For purposes of this lease, the structural parts of the building shall mean the foundation, exterior walls, load bearing components of interior floors and walls, the roof and all sewers, pipes, wiring and electrical fixtures outside of the structure

C. Repairs shall be performed and paid for by the parties as follows:

(except to the extent provided in paragraph 41 below)

	PERFORMANCE	PAYMENT
	L=Landlord T=Tenant	%Landlord	%Tenant

Interior walls, floors and ceilings	T		100
Sewer, plumbing fixtures, pipes, wiring, electrical fixtures within the structure	T		100
Heating equipment	T		100
Air conditioning equipment	T		100
Plate glass (replacement)	T		100
Sidewalks	T		100
Parking areas	T		100
Other common areas	T		100

D. Tenant shall be responsible for all maintenance.

E. Any repair or maintenance not specifically provided for above shall be performed and paid for by Tenant

F. Each party shall perform their responsibilities of repair and maintenance to the end that the premises will be kept in a safe and serviceable condition. Neither party will permit nor allow the premises to be damaged or depreciated in value by any act, omission to act, or negligence of itself, its agents or employees.

EQUIPMENT, DECORATING AND ALTERATIONS

G. The following items of equipment, furnishings and fixtures shall be supplied and replaced by the parties as follows:

	SUPPLIED	REPLACED
	L=Landlord T=Tenant	L=Landlord T=Tenant

Heating equipment*	L	T
Air conditioning equipment	T	T
Carpeting/floor covering	T	T
Drapes, shades, blinds	T	T

*(for warehouse purposes)

Any similar equipment, furnishings and fixtures not specifically provided for above shall be provided and paid for by Tenant.

Tenant shall provide all trade equipment, furnishings and fixtures used in connection with the operation of its business, such as telephones, computers, desks, chairs, shelving and similar items.

H. Landlord shall provide and pay for the following items of interior decorating:

None

Tenant shall be responsible for all interior decorating. Landlord shall provide and pay for the following items of interior fit-up:  See Exhibit A (Specifications)

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AMERICANS WITH DISABILITIES ACT

I. Tenant will make no unlawful use of said premises and agrees to comply with all valid regulations of the Board of Health, City Ordinances or applicable municipality, the laws of the State of Iowa and Federal government, but this provision shall not be construed as creating any duty by Tenant to members of the general public, provided, however, responsibility for compliance with the Americans with Disabilities Act shall be performed and paid for by the parties as follows:

	%Landlord	%Tenant
Common areas	100	0
Tenants area:
Initial compliance (specify)	0	100
Future compliance	0	100

7.  UTILITIES AND SERVICES.  Utilities and Services shall be furnished and paid for by the parties as follows:

	FURNISHED	PAYMENT
	L=Landlord T=Tenant	%Landlord	%Tenant

Electricity	T		100
Gas	T		100
Water and Sewer	T		100
Garbage/Trash	T		100
Janitor/Cleaning	T		100
Common areas	T		100
Other:

8.  TERMINATION, SURRENDER OF PREMISES AT END OF TERM — REMOVAL OF FIXTURES.

(a)  TERMINATION.   This lease shall terminate upon expiration of the original term; or if this lease expressly provides for any option to renew, and if any such option is exercised by the Tenant, then this lease will terminate at the expiration of the option term or terms.

(c)  SURRENDER.   Tenant agrees that upon the termination of this lease it will surrender and deliver the premises in good and clean condition, except the effects of ordinary wear and tear and depreciation arising from lapse of time, or damage without fault or liability of Tenant.

(d)  HOLDING OVER.   Continued possession by Tenant, beyond the expiration of its tenancy, coupled with the receipt of the specified rental by the Landlord (and absent a written agreement by both parties for an extension of this lease, or for a new lease) shall constitute a month to month extension of this lease.

(e)  See Addendum

9.  ASSIGNMENT AND SUBLETTING.  See Addendum.

10.  REAL ESTATE TAXES.

A. All installments of real estate taxes would become delinquent if not paid during the term of this lease, shall be paid by the parties in the following proportions:

Landlord 0%	Tenant 100%

B. Any increase in such installments that exceeds the amount of the installment that would be delinquent if not paid by

4-1-04	shall be paid as follows:
Date

Landlord 0%	Tenant 100%

C. PERSONAL PROPERTY TAXES.   Tenant agrees to timely pay all taxes, assessments or other public charges levied or assessed by lawful authority against its personal property on the premises during the term of this lease.

D. SPECIAL ASSESSMENTS.   Special assessments that would be delinquent if not paid during the term of this lease shall be timely paid by the parties in the following proportions:

Landlord 0%	Tenant 100%

E. Each party reserves its right of protest of any assessment of taxes.

11. INSURANCE.

A. PROPERTY INSURANCE.   Tenant agree to insure that                  real and personal property for the full insurable value.  Such insurance shall cover losses included in the Insurance Services Office Special Form Causes of Loss.  To the extent permitted by their policies the Landlord and Tenant waive all rights of recovery against each other.

B. LIABILITY INSURANCE.   Tenant shall obtain commercial general liability insurance in the amounts of $ 1,000,000.00 each occurrence and $5,000,000.00 annual aggregate per location.  Such policy shall include liability arising from premises operations, independent contractors, personal injury, products and completed operations and liability assumed under an insured contract.  This policy shall be endorsed to include the Landlord as an additional insured.

C.  CERTIFICATES OF INSURANCE.   Prior to the time the lease takes effect the Tenant will provide the Landlord with a certificate of insurance with these property and liability insurance requirements, such certificate shall include 30 days advance notice of cancellation to the Landlord.  A renewal certificate shall be provided prior to expiration of the current policies.

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D. ACTS BY TENANT.  Tenant will not do or omit doing of any act which would invalidate any insurance, or increase the insurance rates in force on the premises.

E. RECOMMENDATIONS - IOWA INSURANCE SERVICES OFFICE.  Tenant further agrees to comply with recommendations of Iowa Insurance Services Office and to be liable for and to promptly pay, as if current rental, any increase in insurance rates on said premises and on the building of which said premises are a part, due to increased risks or hazards resulting from Tenant’s use of the premises otherwise than as herein contemplated and agreed.

F. Tenant shall provide a copy of this lease to their insurers.

12. LIABILITY FOR DAMAGE.  Each party shall be liable to the other for all damage to the property of the other negligently, recklessly or intentionally caused by that party (or their agents, employees or invitees), except to the extent the loss is insured and subrogation is waived under the owner’s policy.

13. INDEMNITY.  Except as provided in paragraph 21 (A) (5) and except for the negligence of Landlord, Tenant will protect, defend and indemnify Landlord from and against any and all loss, costs, damage and expenses occasioned by, or arising out of, any accident or other occurrence, causing or inflicting injury or damage to any person or property, happening or done in, upon or about the premises, or due directly or indirectly to the tenancy, use or occupancy thereof, or any part thereof by Tenant or any person claiming through or under Tenant.

14. FIRE AND CASUALTY,  (a) PARTIAL DESTRUCTION OF PREMISES.  In the event of a partial destruction or damage of the premises, which is a business interference which prevents the conducting of a normal business operation and which damage is reasonably repairable within 180 days after its occurrences, this lease shall not terminate but the rent for the premises shall abate during the time of such business interference.  In the event of a partial destruction, Landlord shall repair such damages within 180 days of its occurrence unless prevented from so doing by acts of God, government regulations, or other causes beyond Landlord’s reasonable control.

(b) ZONING.  Should the zoning ordinance of the municipality in which this property is located make it impossible for Landlord to repair or rebuild so that Tenant is not able to conduct its business on these premises, than such partial destruction shall be treated as a total destruction as provided in the next paragraph.

(c) TOTAL DESTRUCTION OF BUSINESS USE.  In the event of a destruction or damage of the leased premises including the parking area (if parking area is a part of this lease) so that Tenant is not able to conduct its business on the premises or the then current legal use for which the premises are being used and which damages cannot be repaired within 180 days this lease may be terminated at the option of either the Landlord or Tenant.  Such termination in such event shall be effected by written notice of one party to the other, within twenty 20 days after such destruction.   Tenant shall surrender possession within ten 10 days after such notice issues and each party shall be released from all future obligations, and Tenant shall pay rent pro rata only to the date of such destruction.  In the event of such termination of this lease, Landlord at its option, may rebuild or not, at its discretion.

15.  CONDEMNATION.

(a) DISPOSITION OF AWARDS.  Should the whole or any part of the premises be condemned or taken for any public or quasi-public purpose, each party shall be entitled to retain, as its own property, any award payable to it.  Or in the event that a single entire award is made on account of condemnation, each party will then be entitled to take such proportion of said award as may be fair and reasonable.

(b) DATE OF LEASE TERMINATION. If the whole of the demised premises shall be so condemned or taken, the Landlord shall not be liable to the Tenant except and as its rights are preserved as in paragraph 14 (a) above.

16. DEFAULT, NOTICE OF DEFAULT AND REMEDIES.

EVENTS OF DEFAULT

A. Each of the following shall constitute an event of default by Tenant:

1. Failure to pay rent when due.

2. Failure to observe or perform any duties, obligations, agreements or conditions imposed on Tenant pursuant to the terms of the lease.

3. Abandonment of the premises, “Abandonment” means the Tenant has failed to engage in its usual and customary business activities on the premises for more than fifteen (15) consecutive business days.

4. Institution of voluntary bankruptcy proceedings by Tenant; institution of involuntary bankruptcy proceedings in which the Court orders relief against the Tenant as a debtor; assignment for the benefit of creditors of the interest of Tenant under this lease agreement; appointment of a receiver for the property or affairs of Tenant, where the receivership is not vacated within ten (10) days after the appointment of the receiver.

NOTICE OF DEFAULT

B. Landlord shall give Tenant a written notice specifying the default and giving the Tenant ten (10) days in which to correct the default.  If there is a default (other than for nonpayment of a monetary obligation of Tenant, including rent) that cannot be remedied in ten (10) days by diligent efforts of the Tenant, Tenant shall propose an additional period of time in which to remedy the default.  Consent to additional time shall not be unreasonably withheld by Landlord.  Landlord shall not be required to give Tenant any more than three notices for the same default within any 365 day period.

REMEDIES

C. In the event Tenant has not remedied a default in a timely manner following a Notice of Default, Landlord may proceed with all available remedies at law or in equity, including but not limited to the following:

1. Termination.  Landlord may declare this lease to be terminated and shall give Tenant a written notice of such termination.  In the event of termination of this lease, Landlord shall be entitled to prove claim for and obtain judgment against Tenant for the balance of the rent agreed to be paid for the term herein provided, plus all expenses of Landlord in regaining possession of the premises and the reletting thereof, including attorney’s fees and court costs, crediting against such claim, however, any amount obtained by reason of reletting.

2. Forfeiture.  If a default is not remedied in a timely manner, Landlord may then declare this lease to be forfeited and shall give Tenant a written notice of such forfeiture, and may, at the time, give Tenant the notice to quit provided for in Chapter 648 of the Code of Iowa.

17. RIGHT OF EITHER PARTY TO MAKE GOOD ANY DEFAULT OF THE OTHER.  If default shall be made by either party in the performance of, or compliance with, any of the terms or conditions of this lease, and such default shall have continued for thirty (30) days after written notice thereof from one party to the other, the person aggrieved, in addition to all other remedies provided by law, may, but need not, perform such term or condition, or make good such default and any amount advanced shall be repaid forthwith on demand, together with interest at the rate of (seven) 7% per annum, from the date of advance.

18. SIGNS.  (a)  Tenant shall have the right of attaching, painting or exhibiting signs on the leased premises, provided only (1) that any sign shall comply with the ordinances of municipality in which the property is located and the laws of the State of Iowa; (2) such sign shall not change the structure of the building; (3) such sign, if and when removed, shall not damage the building; and (4) such sign shall be subject to the prior written approval of the Landlord, which approval shall not be unreasonably withheld.

(b) Landlord during the last ninety (90) days of this lease, or extension, shall have the right to maintain in the windows or on the building or on the premises either or both a “For Rent” or “For Sale” sign and Tenant will permit, at such time, prospective tenants or buyers to enter and examine the premises.

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19. MECHANIC’S LIENS.  Neither the Tenant nor anyone claming by, through, or under the Tenant, shall have the right to file or place any mechanic’s liens or other lien of any kind or character whatsoever, upon the premises or upon any building or improvement, or upon the leasehold interest of the Tenant, and notice is hereby given that no contractor, sub-contractor, or anyone else who may furnish any material, service or labor for any building, improvements, alteration, repairs or any paid thereof, shall at any time be or become entitled to any lien on the premises, and for the further security of the Landlord, the Tenant covenants and agrees to give actual notice thereof in advance, in any and all contractors and sub-contractors who may furnish or agree to furnish any such material, service or labor.

21. ENVIRONMENTAL.

A. Landlord.  To the best of Landlord’s knowledge to date:

1. Neither Landlord nor Landlord’s former or present tenants are subject to any investigation concerning the premises by any governmental authority under any applicable federal, state, or local codes, rules and regulations pertaining to air and water quality, the handling, transportation, storage, treatment, usage, or disposal of toxic or hazardous substances, air emissions, other environmental matters, and all zoning and other land use matters.

2. Any handling, transportation, storage, treatment, or use of toxic or hazardous substances that has occurred on the premises has been in compliance with all applicable federal, state and local codes, rules and regulations.

3. No leak, spill release, discharge, emission or disposal of toxic or hazardous substances has occurred on the premises.

4. The soil, groundwater, and soil vapor on or under the premises is free of toxic or hazardous substances.

5. Landlord shall assume liability and shall indemnify and hold Tenant harmless against all liability or expense arising from any condition which existed, whether known or unknown, at the time of execution of the lease which condition is not a result of actions of the Tenant or which condition arises after date of execution but which is not a result of actions of the Tenant.

B. Tenant.  Tenant expressly represents and agrees:

1. During the lease term, Tenant’s use of the property will not include the use of any hazardous substance without Tenant first obtaining the written consent of Landlord. Tenant understands and agrees that Landlord’s consent is at Landlord’s sole option and complete discretion and that such consent may be withheld or may be granted with any conditions or requirements that Landlord deems appropriate.

2. During the lease term, Tenant shall be fully liable for all costs and expenses related to the use, storage, removal and disposal of hazardous substances used or kept on the property by Tenant, and Tenant shall give immediate notice to Landlord of any violation or any potential violation of any environmental regulation, rule, statute or ordinance relating to the use, storage or disposal of any hazardous substance.

3. Tenant, at its sole cost and expense, agrees to remediate, correct or remove from the premises any contamination of the property caused by any hazardous substances which have been used or permitted by Tenant on the premises during any term of this lease. Remediation, correction or removal shall be in a safe and reasonable manner, and in conformance with all applicable laws, rules and regulations. Tenant reserves all rights allowed by law to seek indemnity or contribution from any person, other than Landlord, who is or may be liable for any such cost and expense.

4. Tenant agrees to indemnify and hold Landlord harmless from and against all claims, causes of action, damages, loss, costs, expense, penalties, lines, lawsuits, liabilities, attorney fees, engineering and consulting fees, arising out of or in any manner connected with hazardous substances, which are caused or created by Tenant on or after the date of this lease and during any term of this lease, including, but not limited to, injury or death to persons or damage to property, and including any [ILLEGIBLE] of the value of any leased premises which may result from the foregoing. This indemnity shall survive the cessation, termination, abandonment or expiration of this lease.

(b) Nothing herein contained shall be construed as denying to Tenant the right to dispose of inventoried merchandise in the ordinary course of the Tenant’s trade of business.

23. RIGHTS CUMULATIVE.  The various rights, powers, options, elections and remedies of either party, provided in this lease, shall be construed as cumulative and no one of them as exclusive of the others, or exclusive of any rights, remedies or priorities allowed either party by law, and shall in no way affect or impair the right of either party to pursue any other equitable or legal remedy to which either party may be entitled as long as any default remains in any way unremedied, unsatisfied or undischarged.

24. NOTICES AND DEMANDS.  Notices as provided for in this lease shall be given to the respective parties hereto at the respective addresses designated on page one of this lease unless either party notices the other, in writing, of a different address. Without prejudice to any other method of notifying a party in writing or making a demand or other communication, such message shall be considered given under the terms of this lease when sent, addressed as above designated, postage prepaid, by certified mail deposited in a United States mail box.

25. PROVISIONS TO BIND AND BENEFIT SUCCESSORS, ASSIGNS, ETC.  Each and every covenant and agreement herein contained shall extend to and be binding upon the respective successors, [ILLEGIBLE], administrators, executors and assigns of the parties; except that if any part of this lease is held in joint tenancy, the successor in interest shall be the surviving joint tenant.

26. CHANGES TO BE IN WRITING.  None of the covenants, provisions, terms or conditions of this lease shall be modified, waived or abandoned, except by a written instrument duly signed by the parties.  This lease together with the attached Addendum and Exhibits contains the whole agreement of the parties.

27. RELEASE OF DOWER.  Spouse of Landlord appears as a signatory to this lease solely for the purpose of releasing dower, or distributive share, unless said spouse is also a co-owner of an interest in the leased premises.

28. CONSTRUCTION.  Words and phrases herein, including acknowledgment hereof, shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender according to the context.

Moulded Fibre Technology, Inc.			Clinton Base Company, L.L.C.

By:	/s/ Ronald J. Lataille		By:	/s/ Lynn V. Payne Member MGR
	Ronald J. Lataille - Treasurer	TENANT		Lynn V. Payne Member-Manager	LANDLORD
(and spouse if 27 is applicable)

By:
	Tenant				SPOUSE

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Exhibit A: Landlord’s Construction

A.    Building No. 3

•              Ceco Metal Warehouse - 30,000 square feet

-slab on grade approximately same floor elevation as Building No. 2 (floor weight)

•              Enclosed runways to Building No. 2

B.    Interior Build-out

•              Lighting

•              Heat

•              Sprinklers

•              Ventilation

•              Three loading docks with levelers, bumpers, and door weather seals

•              Two drive-through tunnels

•              One unisex handicap restroom

•              Security lighting

•              Roll-up doors

•              120 volt outlets on interior of exterior walls of building (similar to Building No. 2)

Exhibit B

Prepared by and return to Christopher L. Farwell, Farwell & Bruhn, 343 5th Avenue South, Clinton, Iowa 52732

STATE OF IOWA

COUNTY OF CLINTON

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (“Memorandum”) is executed this                  day of                            , 2004, by and between Clinton Base Company, L.L.C. (“Landlord”), whose mailing address is 1003 31st Avenue, Camanche, Iowa 52730, and                                                    , a              corporation (“Tenant”), whose mailing address is                                                           .

WHEREAS, Landlord and Tenant executed and entered into a Lease (the “Lease”) dated                        , 2004, for the Premises (as hereinafter defined).

WHEREAS, the parties wish to provide a memorandum of the Lease.

NOW, THEREFORE, in consideration of the Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Lease Term.   The term of the Lease shall be ten (10) years beginning on                                  , 2004. (“the Commencement Date”) and terminating at midnight on the tenth (10th) anniversary of the Commencement Date (the “Term”).

2.             Premises. Subject to the terms of the Lease, as may be amended from time to time, Landlord is the owner of the real property described in Exhibit “A” attached hereto (the “Property”) and Landlord has leased to Tenant the portion of the Property which is described in Exhibit B attached hereto (the “Premises”).

3.             Notices and Demands. Notices as provided for in this Lease shall be given to the respective parties hereto at the respective addresses designated above unless either party notifies the other, in writing, of a different address. Without prejudice to any other method of notifying a party in writing or making a demand or other communication, such message shall be considered given under the terms of the Lease when sent, addressed as above designated, postage prepaid, by certified mail deposited in a United States mail box.

Landlord:	Tenant:

By:	By:
Lynn V. Payne, Member-Manager

By:

ADDENDUM

29.           Release of Mechanics Lien. If, notwithstanding paragraph 19 of the lease, any lien is filed against the premises as a result of any work performed by or on behalf of Tenant, Tenant shall cause the same to be released no later than thirty (30) days following the filing thereof. If Tenant fails or refuses to cause the release of any lien as provided above, Landlord may pay the demand of the lien claimant in full or otherwise cause the release of such lien, and Tenant shall reimburse Landlord for all such charges and costs upon demand, including attorneys’ fees. Nothing contained herein shall constitute a waiver of Tenant’s right to contest the validity of the underlying claim giving rise to any such lien.

30.           Governing Law. This lease shall be deemed to be a contract made under the laws of the State of Iowa and for all purposes shall be governed by and construed, interpreted, and enforced in accordance with the laws of the State of Iowa, excluding and without regard to choice of law or conflict of law rules that would require the application of the laws of any other jurisdiction.

31.           Subordination. Notwithstanding anything to the contrary stated herein, this lease is and shall be subject and subordinate to all mortgages, deeds of trust, and similar security documents which may now or hereafter be secured upon the premises, and to all advances, renewals, modifications, consolidations, replacements, and extensions relative thereto; provided, however, that in connection with Landlord’s execution of any mortgage, deed of trust, or similar security document which may now or hereafter be secured upon the premises, Landlord shall use its best efforts to negotiate a provision therein (as long as Tenant is not in default under the lease), whereby the holder of the such mortgage, deeds of trust, or similar security document shall agree to recognize the lease and the rights of Tenant hereunder and not to disturb Tenant in its use of the premises in the event of a foreclosure.  This provision shall be self-operative and no further instrument of subordination shall be required of Landlord or any mortgagee, but in confirmation of such subordination, Tenant shall execute, within fifteen (15) days after Landlord’s request, any certificates that Landlord may reasonably require acknowledging such subordination; provided, however, that Tenant irrevocably appoints Landlord, as Tenant’s agent, to execute and deliver in the name of Tenant any such instruments of subordination if Tenant fails or refuses to do so. This authorization shall in no way relieve Tenant of the obligation to execute such instruments of subordination. Tenant’s failure or refusal to timely execute and deliver such instrument of subordination shall constitute a material default under this lease.

32.           Counterparts.  This lease may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same agreement. The original execution pages of counterpart copies of this lease may be attached to any one such copy to form a single, complete document.

33.           Incorporation of Exhibits. All Exhibits to this lease are incorporated within and made a part of this lease by their reference herein.

34.          Memorandum of Lease. At the request of either party, the other party agrees to execute a memorandum of this lease in substantially the same form as attached hereto as Exhibit B in recordable form, setting forth a description of the premises, the general terms of this lease, and other information desired by Tenant for the purpose of giving public notice thereof to third parties.

35.           Severability.   If any provision of this lease is found by a court of competent jurisdiction to be invalid or unenforceable, then such provision shall be severed from this lease and the remainder will remain in full force and effect.

36.           Survival.  The provisions of this lease, which by their nature are continuing, including, without limitation, all indemnification and exculpation provisions, shall continue in full force and effect and shall to bind the parties beyond any termination of this lease (which shall include, for purposes of this lease, any forfeiture, termination, surrender, abandonment, or expiration of this lease).

37.           Estoppel Certificate. Each of Landlord and Tenant agrees that it will from time to time, upon written request by the other, execute and deliver a written statement addressed to the requesting party (or to a third party designated by it), which statement shall, as applicable, identify the parties and this Lease, certify that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), confirm that neither Tenant nor Landlord is in default as to any obligations under this lease (or if either party is in default, specifying any default), and contain such other information or confirmations, as applicable, as the requesting party may reasonably require. Subject to the requesting party’s written approval as to form and content, the Estoppel Certificate shall be prepared by the other and furnished to the requesting party by the other or a third party designated by it.

38.           Attornment. Tenant agrees to attorn to the transferee of Landlord’s interest in the premises by foreclosure, deed in lieu of foreclosure, exercise of any available remedy provided in any encumbrance or underlying lease, or by operation of law (without offset of deduction), if requested to do so by the transferee and to recognize the transferee as the landlord under the lease.

39.           Authority. Each person executing this lease on behalf of any party hereto warrants that he or she has the right and authority to execute this lease, and that all the procedures and approvals that are necessary and required to enable him or her to properly execute this lease on behalf of a party hereto and to bind the person or entity whom he represents in accordance with the provisions hereof have been followed and secured. Each party agrees to execute and deliver all documents and to perform all further acts as may be reasonably necessary to carry out the provisions of this lease. This document is not effective as a lease or otherwise until executed by both Landlord and Tenant. At Landlord’s request, Tenant agrees to provide Landlord with an appropriate corporate resolution authorizing the execution of this lease by or on behalf of Tenant.

40.           No Waiver. No failure or delay by either party to exercise their rights under this lease or to insist upon the strict compliance with any obligation imposed by this lease, and no course of dealing or custom or practice of either party contrary to the provisions of this lease, shall constitute a waiver or modification of the provisions of this lease or the right to demand strict compliance with the provisions of this lease.

41.           Condition of Premises/ Landlord’s Construction.     A Ceco metal building and two “runways” shall be constructed by Landlord and/or Payne & Associates upon the demised premises at the expense of Lessor and/or Payne & Associates. The Ceco metal building shall be 30,000.00 square feet (or more) and the two runways shall be a total of 2,080 square feet (or more). The “runways” for the Ceco metal building (intended to be known as “Building No. 3”) shall be connected to “Building No. 2”.

Landlord covenants to complete “Building No. 3” and said runways (collectively “Landlord’s Construction”) and deliver them to Tenant with a certificate of occupancy, and subject to only minor matters, if any (to be noted on a written punchlist jointly prepared by the parties pursuant to a walk-through inspection of the premises by representatives of Landlord and Tenant, with the process of completing the matters identified on the said punchlist, if applicable, not materially interfering with Tenant’s occupation of the premises for the conduct of its business), no later than 12:00 noon one-hundred eighty (180) days after the closing on the real estate identified in paragraph 59 below (i.e., the real estate legally described as Lot 4, Manufacturing Meadows III 1st Addition, Clinton, Iowa, and also the East 35 feet of Lot 3, Manufacturing Meadows III 1st Addition, Clinton, Iowa).

In the event that a certificate of occupancy is not issued by 12:00 noon one-hundred eighty (180) days after the closing on the above-referenced real estate, Tenant shall be entitled to a rebate of pro-rata rental for each day which passes between such date and the actual date the certificate of occupancy is issued and a credit of one day’s rent for each day which passes between such date and the actual date the certificate of occupancy is issued, except where Landlord’s delay in this regard is a result of Tenant’s interference or other fault, or matters beyond Landlord’s reasonable control.

If Tenant has not delivered the punchlist to Landlord within ten (10) days following delivery of the premises to inspect the same and to identify in writing the punchlist items, Tenant shall be deemed to have accepted the premises as delivered by Landlord and Landlord shall have no further responsibility for the same.

After the commencement of the Lease Term, Landlord will repair or replace defective parts or components of the building or improvements which were supplied or installed by Landlord unless the defective condition was caused by Tenant’s abuse or failure to maintain the defective part or component.

Subject to Landlord’s construction, Tenant acknowledges that it has examined the premises and accepts the premises “As Is” and in its present condition. Subject to Landlord’s Construction, Landlord makes no representation or warranty whatsoever, express or implied, concerning the fitness or suitability of the premises for the conduct of Tenant’s operations or for any other reason and Tenant acknowledges that Tenant has made such investigations as it deems reasonable and necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant’s use and occupancy of the premises.

42.           Indemnification, Exculpation, Duty to Defend.

a.             Indemnification.

The indemnification provision set forth in paragraph 13 herein extends to and includes all reasonable attorneys’ fees incurred by or on behalf of Landlord (including its agents, employees, partners, members, managers, directors, officers, shareholders, successors, and assigns) and all claims, actions, causes of action, liabilities, obligations, damages, costs and expenses (whether at law or in equity), including court costs and reasonable attorney and expert witness fees (hereinafter collectively, “Claims”) relative to (a) injury to any persons (including death); (b) loss of, injury or damage to, or destruction of property (including all loss of use); (c) all economic losses and incidental, consequential, or resulting damages (including lost profits) of any kind from any cause; and (d) any penalties, damages, or charges imposed for a violation of any law, ordinance, or environmental law from any cause. The parties’ insurance obligations under the lease are independent of Tenant’s indemnification obligations and other obligations under the lease and shall not be interpreted or construed in any way to restrict, limit, or modify such obligations, or to limit the parties’ respective liabilities under the lease. The indemnification provision set forth in paragraph 13 herein extends to Landlord (including its agents, employees, partners, members, managers, directors, officers, shareholders, successors, and assigns).

b.             Exculpation.

Notwithstanding anything to the contrary stated herein, to the fullest extent permitted by law, Tenant waives and relinquishes all Claims (whether at law or in equity) against Landlord (including its agents, employees, partners, members, managers, directors, officers, shareholders, successors, and assigns) arising out of, and agrees that Landlord shall not be liable to Tenant for (and Tenant knowingly and voluntarily assumes the risk of), the following: (i) injury to or death of any person from any cause; (ii) loss of, injury or damage to, or destruction of any tangible or intangible property, including the resulting loss of use, economic loss, and incidental, consequential, or resulting damages (including lost profits) of any kind from any cause; (iii) any loss, damage, or expense, including the resulting loss of use, economic loss, and incidental, consequential, or resulting damages (including lost profits) of any kind arising out or resulting from a loss, interruption, or impairment of services (including, without limitation, electrical, telephone, or telecommunication), or for diminution in the quality of such services; (iv) any loss, damage, or expense, including the resulting loss of use, economic loss, and incidental, consequential, or resulting damages (including lost profits) of any kind arising out or resulting from any acts or omissions of Tenant’s employees, agents, contractors, suppliers, subcontractors, subtenants, licensees, customers, or invitees; or (v) any loss, damage, or expense, including the resulting loss of use, economic loss, and incidental, consequential, or resulting damages (including lost profits) of any kind arising out or resulting from a power failure, vandalism, fire, theft, or destruction or damage to the improvements on the premises; provided, however, that this exculpation provision shall not apply to Claims of Tenant against Landlord to the extent that a final judgment of a court of competent jurisdiction establishes that the injury, loss, or damage was proximately caused by Landlord’s negligent, reckless, or intentional injury to person or property; and further provided that, notwithstanding the foregoing, Tenant waives all rights of recovery against Landlord to the extent the injury, loss, or damage is insured. The parties’ insurance obligations under the lease are independent of Tenant’s exculpation obligations and other obligations under the lease and shall not be interpreted or construed in any way to restrict, limit, or modify such obligations, or to limit the parties’ respective liabilities under the lease.

c.             Duty to Defend.

Tenant’s duty to defend Landlord is separate and independent of Tenant’s duty to indemnify Landlord. The duty to defend applies regardless of whether the issues of negligence, liability, fault, default, or other obligation on the part of Tenant (or Tenant’s agents, employees, contractors, subcontractors, subtenants, licensees, customers, or invitees) have been determined. The duty to defend applies immediately, regardless of whether Landlord has paid any sums or incurred any detriment arising out of or relating (directly or indirectly) to any Claims.

In the event Tenant is required to defend, hold harmless, or indemnify Landlord hereunder, the indemnifying party shall have the right to defend and control the defense of any action giving rise to such indemnity using the legal resources of the indemnifying party; provided, however, that the indemnifying party shall not take any action which unreasonably exposes the other party to a risk of damage which would not be covered by such indemnity, and may not settle any matter without the consent of the indemnified party.

43.           Additional Insureds. The additional insured endorsement referenced in paragraph 11B of the lease must be on a form reasonably acceptable to Landlord. Tenant’s commercial general liability policy or policies shall be endorsed as needed to provide that the insurance afforded by such policy or policies to the additional insured is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Tenant’s liability insurance. Tenant shall name Landlord as loss payee and building owner relative to the insurance of real property required in paragraph 11 A.

43A.        Blanket Insurance Coverage. Any insurance required to be maintained by Tenant under this lease may be provided and maintained by blanket insurance covering the demised premises and other locations of the Tenant, Tenant’s subsidiaries, or affiliated companies provided that the coverage obtained by such blanket policy shall be sufficient to satisfy the insurance obligation of Tenant under this lease and provided further that in such blanket policy or policies, Landlord and the premises as well as Tenant shall be specifically named and described and absolutely insured for the amounts set forth, herein without diminution by reason of other persons or property being named or mentioned in said blanket policy.

44.           Negotiated Lease. This lease is a result of negotiations of the parties, each of which has had the opportunity to be represented by counsel, and all of the provisions have been agreed to by both Landlord and Tenant after negotiations. Accordingly, any rule of law or legal decision that would require interpretation or construction of any provision of this lease against the party that has drafted it is not applicable and is waived.

45.           No Partnership. No provision of this lease and no actions or omissions of the parties hereto shall be construed to create a partnership or joint venture between Landlord and Tenant, or make cither party responsible for the debts of the other.

46.           Additional Rent. All amounts payable by Tenant pursuant to the provisions of this lease shall be deemed to be obligations in the nature of rental, irrespective of whether such amounts are or are not expressly identified as rental in any specific provision of this lease. Such amounts shall be collectible by Landlord as rental and upon default in payment thereof, Landlord shall have the same rights and remedies as for failure to pay rental.

47.           Environmental. For purposes of this lease, “hazardous substances” shall mean any pollutant, contaminant, hazardous, toxic, or dangerous waste, substance, or material, or any other substance or material regulated or controlled pursuant to any environmental laws. For purposes of this lease, “environmental laws” shall mean all federal, state, and local laws applicable to the premises and relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of any hazardous substance into the environment or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of hazardous substances and any and all regulations, codes, standards, plans, orders, decrees, judgments, injunctions, notices, or demand letters issued, entered, adopted, or approved thereunder. Pursuant to the requirements of Paragraph 21 .B.1 above, Landlord hereby consents to Tenant’s use at the premises of hazardous substances of types and in quantities associated with normal office and warehouse activities; provided that the same are used, stored, and disposed of in accordance with the requirements of applicable law.

48.           Improvements. Notwithstanding any contrary provision of statutory or common law, title to all alterations and/or improvements erected, constructed, or installed by or on behalf of Landlord (e.g., runways) or Tenant on the premises shall at all times be and remain the property of Landlord, regardless of whether such improvements are attached or affixed to the premises; provided, however, that Tenant may remove any trade fixture and freestanding equipment belonging to Tenant. Tenant shall repair any damage to the premises caused by such removal; provided, however, that as it pertains to the removal of the runway(s), in the event either or each runway is removed, Landlord shall restore the premises (where runway attaches to Building No. 2), the real estate located within the boundaries of the leased premises, the real estate located outside the boundaries of the leased premises relative to either or each runway, and Building No. 3 (where runway attaches to Building No. 3) to their original configuration and condition before either or each runway was installed.

By written notice to Tenant before expiration of the lease term, or within a reasonable time after any sooner termination, Landlord may require Tenant, at Tenant’s sole expense, to remove any improvements or alterations (but specifically excluding the runways, including that portion of the runways which are constructed and existing outside the boundaries of the leased premises), and restore the premises to their original configuration and condition before the improvement or alteration was made. If Tenant fails to complete such restoration within thirty (30) days after written notice from Landlord requesting the restoration, Landlord may do so and charge the cost of restoration to Tenant.

Tenant shall not make any improvements or alterations to the premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. In the event Landlord gives Tenant prior written consent, no such improvements or alterations shall proceed without Landlord’s prior written approval (which may not be unreasonably withheld or delayed) of (i) Tenant’s contractor; (ii) insurance policies of Tenant’s contractor’s for liability insurance and worker’s compensation coverage. All work relating to improvements or alterations performed by or on behalf of Tenant shall (i) be at Tenant’s expense; (ii) be done in a good and workmanlike manner; and (iii) comply with all applicable laws and ordinances.

Unless otherwise agreed to in writing by Landlord and Tenant, Tenant’s “trade fixtures” shall not include floor coverings, lighting fixtures, runways, and ceilings.

49.           Security Deposit. Tenant shall provide a security deposit to Landlord in the sum of Ten Thousand Dollars ($10,000.00). Upon expiration of the lease term, or sooner termination of the lease, the security deposit shall be returned to Tenant; provided, however, that Landlord may withhold the security deposit, or such amounts thereof, (i) to remedy any defaults of Tenant under the lease; (ii) to restore the premises to the condition existing at the commencement of the tenancy, ordinary wear and tear excepted; and (iii) for any other purpose allowed by law.

50.           Tenant’s Option to Terminate Lease. Tenant may, at its option, terminate the lease at any time during years four through eight upon the following terms and conditions. Any notice to exercise this option to terminate must be given by Tenant in writing not less than one-hundred eighty (180) days prior to the effective termination date, which shall be specified in the said notice.  If Tenant exercises this option to terminate for purposes of terminating the Lease effective during year four, then Tenant shall pay to Landlord the sum of $446,417.28. If Tenant exercises this option to terminate for purposes terminating the Lease effective during year five, then Tenant shall pay to Landlord the sum of $111,604.32. If Tenant exercises this option to terminate for purposes of terminating the Lease effective during year six, then Tenant shall pay to Landlord the sum of $91,604.00. If Tenant exercises this option to terminate for purposes of terminating the Lease effective during year seven, then Tenant shall pay to Landlord the sum of $61,604.00. If Tenant exercises this option to terminate for purposes of terminating the Lease effective during year eight, then Tenant shall pay to Landlord the sum of $36,604.00.

51.           Change of Status of Landlord. In the event Landlord subsequently changes its status to a corporation, limited liability company, or other entity, the terms, provisions, and conditions of the lease shall be fully applicable to such status, whether as a corporation, limited liability company, or otherwise.

52.           Tenant’s Termination of Lease Prior to Possession. Notwithstanding anything to the contrary stated herein, if Tenant, for any or no reason, terminates the lease after the execution of the lease, but prior to possession by Tenant, Tenant agrees to pay Landlord the sum of $355,100.00, based, in part, on the dirt work, purchase of real estate, obtaining of building materials, and obtaining of building permit.  Termination of this lease shall include, without limitation, any forfeiture, surrender, or abandonment of this lease.

53.           Lease Term. The first day of the lease term for purposes of paragraph 1 of the lease shall be (a) the date of the issuance of the certificate of occupancy referenced in paragraph 41 above, or (b) the date Tenant occupies the premises for the conduct of its business (including warehouse purposes), whichever first occurs.

Landlord and Tenant shall amend the lease to reflect the first day of the lease term and the last day of the lease term in paragraph 1 of the lease. The lease term shall be for a period of ten (10) years. Landlord shall not be liable for any loss, damage, expense, or claim of any nature arising out of or resulting from any delay in completion of any of Landlord’s work or in delivering possession of the premises to Tenant (provided that Landlord shall be subject to paragraph 41 above), nor shall the validity of this Lease be affected by any such delay and Tenant’s only remedy shall be a rebate of pro-rata rental for each day which passes between such date and the actual date the certificate of occupancy is issued and a credit of one day’s rent for each day which passes between such date and the actual date the certificate of occupancy is issued, except where Landlord’s delay in this regard is a result of Tenant’s interference or other fault, or matters beyond Landlord’s reasonable control, as provided in paragraph 41 above.

54.           Entry Made at Tenant’s Risk. Subject to appropriate coordination with Landlord and its contractors, Tenant shall have the right to enter the premises prior to date the certificate of occupancy is issued, only for the purpose of installing Tenant’s improvements, fixtures, and equipment, provided, however, that any such entry into the premises by Tenant, its agents, contractors, employees, or anyone acting by or through Tenant during the construction of the improvements by Landlord shall be at the sole risk of such parties, and Tenant hereby releases Landlord (including its agents, employees, partners, members, managers, directors, officers, shareholders, successors, and assigns), from any and all claims, actions, causes of action, liabilities, obligations, damages, costs and expenses (whether at law or in equity), including court costs and attorney and expert witness fees (hereinafter collectively, “Claims”) relative to any injury (including bodily injury, death, or property damage) incurred or suffered by Tenant in or about the premises during the construction of the improvements by Landlord. Tenant shall indemnify, defend, and hold harmless Landlord (including its agents, employees, partners, members, managers, directors, officers, shareholders, successors, and assigns) harmless from and against any and all Claims made or existing against Landlord by anyone as a result of any entry into the premises by Tenant, its agents, contractors, employees, or anyone acting by or through Tenant prior to date the certificate of occupancy is issued.

55.           Rental. Tenant agrees to pay Landlord as rental for the term set forth herein, as follows: SEVEN THOUSAND NINE HUNDRED EIGHTY SEVEN AND NINETY TWO HUNDREDTHS DOLLARS ($7,987.92) per month, in advance, without offset or deduction, the first payment becoming due and payable on (a) the date of the issuance of the certificate of occupancy referenced in paragraph 41 above, or (b) the date Tenant occupies the premises for the conduct of its business (including warehouse purposes), whichever first occurs, and the same amount, in advance, without deduction or offset, becoming due and payable on the        day of each month thereafter, during the term of this lease. As indicated in paragraph 53 herein, Landlord and Tenant shall amend the lease to reflect the first day of the lease term and the last day of the lease term in paragraph 1 of the lease. Additionally, paragraph 55 herein shall be amended to reflect the omitted day of each month on which the rental is due and payable, above referenced.

56.           Repairs and Maintenance of Runways.     Tenant shall be responsible for all repairs and maintenance of the runways, including that portion of the runways which are constructed and existing outside the boundaries of the leased premises.

57.          Assignment and Subletting.     Any assignment of this Lease or subletting of the premises or any part thereof, without the Landlord’s prior written permission shall, at the option of the Landlord, make the rental for the balance of the lease term due and payable at once. Such written permission shall not be unreasonably withheld or delayed, and no such permission shall be required in connection with a subletting or assignment to any affiliated entity or successor to Tenant by merger, consolidation or acquisition of substantially all of the assets of Tenant, provided, however, that such written permission shall be required if Tenant is in default after any required notice and the expiration of any applicable cure period under this Lease, and further provided that in the event of an assignment, the assignee has a tangible net worth, as evidenced by reasonably satisfactory financial statements delivered to Landlord, at least equal to Tenant’s net worth immediately before the transfer.

Tenant shall deliver to Landlord an original assignment or sublease executed by Tenant and the transferee which shall expressly provide: (a) that such transferee shall he bound by all the provisions of this Lease, and shall assume all the obligations of Tenant under this Lease relating to the portion or the whole of the premises, as the case may be, acquired by such party; (b) that Tenant and the transferee shall be jointly and severally liable for Tenant’s obligations to Landlord under paragraph 42 of this Lease and such paragraph 42 shall be applicable to any assignee or subtenant; (c) that in no event shall Tenant be deemed relieved of any obligation or liability under this lease; and (d) that any transfer shall not be deemed effective for any purpose unless and until compliance with the foregoing is obtained. Tenant shall pay Landlord, as condition to any permitted transfer becoming effective, all reasonable attorneys’ fees and costs incurred by Landlord in connection therewith.

Without waiving any obligations of Tenant hereunder, if this lease is assigned, Landlord may collect rent directly from the transferee. If the premises are subleased and Tenant defaults, Landlord may collect rent directly from the transferee. Landlord shall apply the amount collected from the transferee to Tenant’s monetary obligations under this lease.

If Landlord duly terminates this lease on account of any default by Tenant, Landlord may: (i) terminate any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the premises; or (ii) choose to succeed to Tenant’s interest in such an arrangement. If Landlord elects to succeed to Tenant’s interest in such an arrangement, Tenant shall, as of the date of written notice by Landlord of that election, have no further right to, or interest in, the rent or any other consideration receivable under that arrangement.

58.          Closing on real estate.     In connection with this lease, Landlord intends on purchasing certain real estate situated in Clinton County, Iowa and legally described as Lot 4, Manufacturing Meadows III 1st Addition, Clinton, Iowa, and also the East 35 feet of Lot 3, Manufacturing Meadows III 1st Addition, Clinton, Iowa to Moulded Fibre Technology, Inc. (“Tenant”). At the closing of Landlord’s purchase of the real estate, above-referenced, upon which the Ceco metal building and a portion of the “runway(s)” will be constructed, the parties shall execute this lease.

59.          Counterparts.       This lease (with attached Addendum and Exhibits) may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same agreement. The original execution pages of counterpart copies of this lease may be attached to any one such copy to form a single, complete document.

60.          Lease Contingency.       This lease is contingent upon the closing on Landlord’s purchase of the real estate described herein and Landlord’s agreement with Millcreek Investments, L.C. as to the location of the runways and the execution of any necessary casements with Millcreek Investments, L.C., if deemed appropriate by Landlord. In the event that Landlord has not completed the said land purchase and execution of easements (if deemed appropriate by Landlord) by 5:00 PM on March 26, 2004, Tenant shall have the right to terminate this lease, at no cost or liability to Tenant, by giving written notice of termination to Landlord no later than 5:00 PM on March 31, 2004, and should Tenant not give such notice this lease shall continue in full force and effect.

61.           Insurance Proceeds.       In connection with paragraph 14(a) of this lease, Tenant acknowledges and agrees that any insurance proceeds payable to Tenant shall be assigned to Landlord as loss payee or otherwise and otherwise be paid to Landlord for purposes of Landlord effecting the repairs required by the said paragraph 14(a) of the lease. In connection with paragraphs 2(2), 11A, and 11B of the lease, Tenant acknowledges and agrees that Tenant shall pay for the cost of the insurance Tenant obtains. Tenant’s policy of insurance under paragraph 11A above shall contain a loss of rents coverage for the benefit of Landlord, equal to one year’s rent.

THE IOWA STATE BAR ASSOCIATION Official Form No. 193	Christopher L. Farwell ISBA # 9191	FOR THE LEGAL EFFECT OF THE USE OF THIS FORM, CONSULT YOUR LAWYER

[LOGO]

STATE OF IOWA, COUNTY OF CLINTON, ss:

On this          day of                             , 2004, before me, a Notary Public in and for the said State, personally appeared Lynn V. Payne, to me personally known, who being by me duly sworn did say that that person is Member-Manager (Insert title of executing member) of said limited liability company, that (no seal has been procured by the said) limited liability company and that said instrument was signed on behalf of the said limited liability company by authority of its managers and the said Lynn V. Payne acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company by it voluntarily executed.

/s/ Lynn V. Payne, Member MGR

	/s/ A. John Frey Jr.	Notary Public in and for said State.
A. JOHN FREY JR.
[LOGO]	COMMISSION NO. 010044	(Section 558.39, Code of Iowa)
MY COMMISSION EXPIRES
9-22-04

Acknowledgement: For use in the case of limited liability companies

© The Iowa State Bar Association 2003	193 ACKNOWLEDGMENT
IOWADOCS®	Revised January, 1999

THE IOWA STATE BAR ASSOCIATION Official Form No. 182	Christopher L. Farwell ISBA # 9191	FOR THE LEGAL EFFECT OF THE USE OF THIS FORM, CONSULT YOUR LAWYER

[LOGO]

STATE OF MASSACHUSSETS, COUNTY OF ESSEX, ss:

On this 28 day of January, 2004, before me, the undersigned, a Notary Public in and for the said State, personally appeared Ronald J. Lataille and                                  , to me personally known, who being by me duly sworn, did say that they are the Treasurer and                                              , respectively, of the corporation executing the within and foregoing instrument to which this is attached, that (no seal has been procured by the) (the seal affixed thereto is the seal of the) corporation; that the instrument was signed (and sealed) on behalf of the corporation by authority of its Board of Directors; and that Ronald J. Lataille and R. Jeffrey Bailly as officers acknowledged the execution of the foregoing instrument to be the voluntary act and deed of the corporation, by it and by them voluntarily executed.

/s/ Joan F. Young

State of Massachusetts, Notary Public in and for said State.

expires: 1/22/10	(Section 558.39 Code Iowa)

Acknowledgment: For use in the case of corporations

© The Iowa State Bar Association 2003	182 ACKNOWLEDGMENT
IOWADOCS®	Revised January, 1999